UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2026

Columbia Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

19-01 Route 208 North, Fair Lawn, New Jersey 07410
(Address of principal executive offices)

(800) 522-4167
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2026 and April 22, 2026, Columbia Financial, Inc., a Delaware corporation, (“Columbia Financial”) entered into new employment agreements with (i) Dennis E. Gibney, First Senior Executive Vice President, Chief Banking Officer; (ii) Allyson Schlesinger, Senior Executive Vice President, Head of Consumer Banking; (iii) John Klimowich, Senior Executive Vice President, Chief Risk Officer; (iv) Oliver E. Lewis, Jr., Senior Executive Vice President, Head of Commercial Banking; and (v) Manesh Prabhu, Executive Vice President, Chief Information Officer (collectively, the “Executives”). Columbia Bank (the “Bank”) and Columbia Financial, Inc., a Maryland corporation(“Columbia Financial, Inc.”), the newly formed company that will become the bank holding company of the Bank upon completion of the pending second step conversion of Columbia Bank MHC, are also parties to the employment agreements (Columbia Financial and Columbia Financial, Inc. are collectively referred to herein as the “Company”). The new employment agreements replace the previously existing employment agreements of Messrs. Gibney, Klimowich and Lewis and Ms. Schlesinger with Columbia Financial and Columbia Bank.

Columbia Financial, Inc., Columbia Financial and Columbia Bank entered into two-year employment agreements with each of the Executives effective April 1, 2026. On April 1, 2027 and each April 1st thereafter the term of the agreement will be extended by 12 months, in each case unless the disinterested members of the Board of Directors of the Company and the Bank or the Executive shall have provided notice to the other party at least 60 days before such date that the term shall not be extended.

The employment agreements set forth the annual base salary for 2026 for each Executive: Mr. Gibney - $700,000; Ms. Schlesinger - $470,000; Mr. Klimowich - $445,000; Mr. Lewis - $440,000; and Mr. Prabhu - $430,000. The employment agreements will be reviewed annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). In addition to base salary, the employment agreements provide that the Executives will be eligible to participate in the short-term and long-term incentive compensation plans of the Company and the Bank. The Executives are also entitled to participate in any fringe benefit arrangements made available to Columbia’s executive leadership team. In addition, the employment agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the Executive’s duties.

Under the employment agreements, subject to approval by the Compensation Committee, each Executive will be will be eligible to receive equity awards (“Equity Awards”) under the Company’s equity plan (the “Equity Plan”) as set forth in the Company’s Long Term Incentive Program (“LTIP”) as annually adopted by the Company’s Board of Directors, which will consist of a mix of performance-vested restricted stock/phantom stock, time-vested restricted stock/phantom stock and/or time-vested nonqualified stock options. The Equity Awards for each year shall be governed by the terms and conditions of the LTIP for the plan year during which the awards are granted and the Equity Plan, as either may be amended or replaced from time to time, and the award agreements evidencing the Equity Awards. In addition, for each other completed fiscal year commencing during the term of the employment agreement, each Executive will have the opportunity to earn an annual bonus pursuant to the Bank’s Performance Achievement Incentive Program or any successor plan thereto (the “PAIP”), as the terms of the PAIP may be revised from time to time, based on achievement of annual performance goals established by the Board of Directors of the Bank or the Compensation Committee in its discretion with a target amount determined annually based on review of market data for similarly situated executives (a “Target Bonus”).

Termination Without Cause. If an Executive’s employment is terminated by the Company or the Bank during the term of the employment agreement, without cause, but excluding termination for cause or due to death or disability, the Executive will be entitled to a payment equal to two times the sum of: (i) his or her annual base salary plus (ii) his or her Target Bonus in effect on the termination date or the Target Bonus in effect for the year ending prior to the year in which Termination Date occurs. If the Executive timely and properly elects continued Bank-provided group health plan coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the Bank will reimburse the Executive the amount equal to the monthly COBRA premium paid by the Executive for such coverage less the active employee premium for such coverage until the earliest of: (i) the date Executive is no longer eligible to receive COBRA continuation coverage; or (ii) the date on which the Executive either receives or becomes eligible to receive substantially similar coverage from another employer.

Termination Without Cause or Resignation for Good Reason Upon a Change in Control. If an Executive’s employment is terminated during the term of the employment agreement by the Company or the Bank without cause, including a resignation for good reason (as defined in the agreement), within 24 months after a change in control (as also defined in the agreement), the Executive will be entitled to a payment equal to a multiple of three times the sum of: (i) his or her annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his or her Target Bonus (or his or her Target Bonus in effect immediately before the change in control, if higher). The severance payment shall also include a sum equal to prior year bonus in a lump sum on the date on which the annual bonus would have been paid to the Executive but for the Executive’s termination of employment. In addition, the Executive shall receive a lump sum payment equal to the cost of providing continued medical, vision and dental coverage for 36 months following termination less the active employee charge for such coverage in effect on the termination date.

Termination as a Result of Disability or Death. Under the employment agreements, if an Executive’s employment terminates as a result of disability, the employment agreement will terminate and the Executive will receive an amount equal to one times the sum of his or her base salary and target bonus in effect on the termination date less the amount expected to be paid to the Executive under the Bank’s long term disability plan. If the Executive dies while employed, (i) he or she will remain entitled to life insurance benefits pursuant to the Bank’s plans, programs, arrangements, and practices in this regard and (ii) the Bank will pay to his or her designated beneficiary an amount equal to one time the sum of the Executive’s base salary and target bonus in effect on the termination date.

Each employment agreement also includes post-employment restrictive covenants, including 24-months non-solicitation of customers and employees, 24-months non-competition related to direct competition with the Company’s Business (as defined in the agreement), perpetual confidentiality and mutual non-disparagement.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements attached hereto as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Columbia Financial, Inc., a Delaware corporation, Columbia Financial, Inc., a Maryland corporation, Columbia Bank and Dennis E. Gibney
10.2	Employment Agreement between Columbia Financial, Inc., a Delaware corporation, Columbia Financial, Inc., a Maryland corporation, Columbia Bank and Allyson Schlesinger
10.3	Employment Agreement between Columbia Financial, Inc., a Delaware corporation, Columbia Financial, Inc., a Maryland corporation, Columbia Bank and John Klimowich
10.4	Employment Agreement between Columbia Financial, Inc., a Delaware corporation, Columbia Financial, Inc., a Maryland corporation, Columbia Bank and Oliver E. Lewis, Jr.
10.5	Employment Agreement between Columbia Financial, Inc., a Delaware corporation, Columbia Financial, Inc., a Maryland corporation, Columbia Bank and Manesh Prabhu
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:	April 27, 2026	/s/Dennis E.Gibney
Dennis E. Gibney
1st Senior Executive Vice President, Chief Banking Officer

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